UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): March 3, 2005

                                 ROOMLINX, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Nevada                       000-26213                  83-0401552
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


   401 Hackensack Avenue, 3rd Floor, Hackensack, New Jersey          07601
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   (Address of principal executive offices)                       (Zip Code)


        Registrant's telephone number, including area code (201) 525-1777
        --------------------------------------------------


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         See the discussion under Item 3.02, below, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         Sale of Convertible Debentures and Warrants

         On March 3, 2005, RoomLinX, Inc. (the "Company") closed a Securities Purchase Agreement with 17 accredited investors (collectively, the "Investors"), pursuant to which the Company sold and issued to the Investors $1.1 million aggregate principal amount of convertible debentures (the "Convertible Debentures") and warrants (the "Warrants") to purchase 9,533,333 shares of the Company's Common Stock.

         The Convertible Debentures mature on the earlier of September 2, 2005 or the date the Company consummates a subsequent financing with gross cash proceeds of at least $1.0 million, bear interest at a rate of 11% per annum and are convertible into shares of the Company's Common Stock at a conversion price equal to $0.075 per share of Common Stock, subject to adjustment. The Warrants are exercisable at an initial cash exercise price of $0.075 per share, subject to adjustment, and expire on September 2, 2010.

         Registration Rights

         In connection with the sale and issuance of the Convertible Debentures and Warrants, the Company and the Investors entered into a Registration Rights Agreement, pursuant to which the Company agreed to prepare and file, upon a written request of the Investors if the Company has not filed a registration statement within four months after the closing date, a registration statement with the SEC covering the resale of the shares of Common Stock issuable upon conversion of the Convertible Debentures and exercise of the Warrants. If the registration statement is not timely filed, or declared effective within 90 days after filing with the SEC or, if after the registration statement is first declared effective by the SEC it ceases for any reason to remain continuously effective for more than 20 consecutive calendar days or more than 40 calendar days during any 12 month period, the Company will be required to pay specified liquidated damages to the Investors as set forth in the Registration Rights Agreement.

         Placement Agent's Fees

         The Company retained Casimir Capital L.P. to act as its placement agent and agreed to pay Casimir a cash fee of $99,000 and to issue to Casimir five-year warrants to purchase 1,430,000 shares of the Company's Common Stock at an exercise price of $0.075 per share. The Company also agreed to pay Casimir $15,000 for its legal and administrative fees in connection with the transactions contemplated by the Securities Purchase Agreement,

         Exemption from Registration

         The sale of Convertible Debentures and Warrants to the Investors was not registered under the Securities Act of 1933, as amended (the "Act"), and the Convertible Debentures and Warrants were issued and sold in reliance upon the

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

exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Convertible Debentures and the Warrants and the underlying shares of Common Stock may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Act.

         Copies of the Agreements

         Copies of the definitive agreements relating to the sale and issuance of the Convertible Debentures and the Warrants are filed herewith as Exhibits. The summary of terms set forth above is qualified by reference to such exhibits.

         Press Release

         On March 4, 2005, the Company issued a press release announcing the consummation of the sale and issuance of the Convertible Debentures and the Warrants. A copy of the press release is filed herewith as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

         There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ROOMLINX, INC.



                                                 By: /s/ Frank Elenio
                                                     -------------------------
                                                     Frank Elenio
                                                     Chief Financial Officer

Dated:  March 4, 2005


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

                                INDEX TO EXHIBITS


EXHIBIT NO.                          DESCRIPTION
-----------   ------------------------------------------------------------------

4.1           Form of Convertible Debenture of RoomLinX, Inc.

4.2           Form of Warrant to Purchase Common Stock of RoomLinX, Inc.

10.1 Securities Purchase Agreement, dated as of March 2, 2005, by and among RoomLinX, Inc. and the Investors named therein.

10.2 Registration Rights Agreement, dated as of March 2, 2005, by and among RoomLinX, Inc. and the Investors named therein.

99.1          Press Release issued by RoomLinX, Inc. on March 4, 2005.



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